EXHIBIT 4.4.2

Evolution Petroleum Corporation

Restricted Stock [and Performance Share] Award Agreement

This Restricted Stock Award Agreement (this "Agreement") is made and entered into as of [DATE] (the "Grant Date") by and between Evolution Petroleum Corporation, a Nevada corporation (the "Company") and [NAME] (the "Participant").

WHEREAS, the Company has adopted the Evolution Petroleum Corporation 2016 Equity Incentive Plan (the "Plan") pursuant to which awards of Restricted Stock may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.Grant of Restricted Stock. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Participant on the Grant Date a Restricted Stock Award consisting of, in the aggregate, [NUMBER] shares of Common Stock of the Company (the "Restricted Stock"), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.
2.Restricted Period; Vesting.
2.1The following vesting schedule(s) shall apply:
(a)As to [NUMBER] shares of Restricted Stock, except as otherwise provided herein, provided that the Participant remains in Continuous Service through each Vesting Date, such shares will vest in accordance with the following schedule:

Vesting Date	Number of Shares of the Restricted Stock Vested
[DATE]	[NUMBER]
[DATE]	[NUMBER]
[DATE]	[NUMBER]
[DATE]	[NUMBER]

(b)[As to [NUMBER] shares of Restricted Stock, except as otherwise provided herein, provided that the Participant remains in Continuous Service through the end of the three-year measurement period below, such shares will vest as follows:

[INSERT PERFORMANCE CRITERIA]]

Evolution Petroleum Corporation

Restricted Stock [and Performance Share] Award Agreement

(c)The period over which the Restricted Stock vests is referred to as the "Restricted Period".
2.2All unvested shares of Restricted Stock set forth in Section 2.1(a) [and 2.1(b)] above shall be forfeited upon termination of Participant’s Continuous Service with the Company and its Affiliates, and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement with respect thereto, except as follows:
(a)With respect to Restricted Stock for time-based service set forth in Section 2.1(a) above, in the event that the Participant's Continuous Service is terminated by: (i) death or Disability, or by the Company without Cause, then a pro rata amount of the shares of Restricted Stock scheduled to vest on the next scheduled Vesting Date shall also vest based upon the number of elapsed days during the current vesting period up to and including the date of termination of Participant’s Continuous Service (for example, if the date of termination occurs halfway through the year, one half of the Restricted Stock vesting at the next scheduled Vesting Date shall vest).
(b)If on or prior to the date Participant’s Continuous Service terminates, a Change in Control Event occurs as defined in the Evolution Petroleum Corporation Severance Policy for Change in Control Events, as adopted August 11, 2010, as it may be amended from time to time after the date hereof (as amended, the “CIC Policy”), then shares of Restricted Stock shall vest in accordance with the CIC Policy then in effect.
3.Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant.  Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective.
4.Rights as Shareholder; Dividends.
4.1The Participant shall be the owner of the Restricted Stock until the shares of Common Stock are forfeited, sold or otherwise disposed of, and until such time shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares.
4.2The Company may issue stock certificates or evidence the Participant's interest by using a restricted book entry account with the Company's transfer agent.  In such circumstance, physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Stock vests.

Evolution Petroleum Corporation

Restricted Stock [and Performance Share] Award Agreement

4.3If the Participant forfeits any rights he or she has under this Agreement in accordance with Section 2, the Participant shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the forfeited Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.
5.No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company.  Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant's Continuous Service at any time, with or without Cause.
6.Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Common Stock shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.
7.Tax Liability and Withholding.
7.1The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes.  The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:
(a)Tendering a cash payment;
(b)Authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Participant as a result of the vesting of the Restricted Stock; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the Participant’s maximum marginal income tax rates, including federal, state and local, as applicable; and
(c)Delivering to the Company previously owned and unencumbered shares of Common Stock.
7.2Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Participant's liability for Tax-Related Items.

Evolution Petroleum Corporation

Restricted Stock [and Performance Share] Award Agreement

8.Section 83(b) Election. The Participant may make an election under Code Section 83(b) (a "Section 83(b) Election") with respect to the Restricted Stock.  Any such election must be made within thirty (30) days after the Grant Date.  If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the U.S. Internal Revenue Service.  The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the U.S. Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.
9.Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed.  No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.  The Participant understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
10.Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Participant indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of Common Stock are then listed or quoted.
11.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant's address as shown in the records of the Company.  Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
12.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.
13.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review.  The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
14.Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any

Evolution Petroleum Corporation

Restricted Stock [and Performance Share] Award Agreement

term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
15.Clawbacks. Participant shall be required to forfeit or reimburse the Company with respect to the Restricted Stock granted under this Agreement and the Plan to the extent required by any clawback or recoupment policy of the Company now in effect or as may be adopted by the Company from time to time, including, without limiting the foregoing, any clawback or recoupment policy adopted in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as otherwise required by applicable law, rule or regulation.
16.Successors and Assigns. The Company may assign any of its rights under this Agreement.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.
17.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
18.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion.  The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future.  Future Awards, if any, will be at the sole discretion of the Company.  Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with the Company.
19.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant's material rights under this Agreement without the Participant's consent; provided that the Committee may amend or modify this Agreement to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Code Section 409A; provided that, any such amendment or modification of an Award made pursuant to this Section 19 shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Code Section 409A.

The amendment or modification of any Award pursuant to this Section 19 shall be at the Committee’s sole discretion and neither the Committee nor the Company shall be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the

Evolution Petroleum Corporation

Restricted Stock [and Performance Share] Award Agreement

Committee’s failure to make any such amendments or modifications for purposes of complying with Code Section 409A or for any other purpose.  To the extent the Committee amends or modifies an Award pursuant to this Section 19, the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the Award and this Agreement.

20.No Impact on Other Benefits. The value of the Participant's Restricted Stock is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
21.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
22.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there he or she has been advised to consult a tax advisor to understand the tax consequences of such grant, vesting and disposition. By acceptance of the restricted shares and performance share ward shares, the Participant accepts the terms of this Agreement.

Evolution Petroleum Corporation

Restricted Stock [and Performance Share] Award Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EVOLUTION PETROLEUM CORPORATION
By: _____________________ Name: Title:

PARTICIPANT
By: _____________________ Name: